                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 8, 2003


                            InforMedix Holdings, Inc.
             (Exact name of registrant as specified in its charter)




           Nevada                      000-50221               88-0462762
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)         Identification No.)


Georgetowne Park, 5880 Hubbard Drive, Rockwell, MD                 20852-4821
  (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (301) 984-1566

                                   Hunapu Inc.
      1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On February 7, 2003, Hunapu Inc. (the "Company") entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp., a Delaware corporation. Under the merger agreement, InforMedix was to merge with and into the Company, subject to specified conditions and terms set forth in the agreement. The Company completed the merger on May 8, 2003. Hunapu was the surviving corporation in the merger and changed its name to InforMedix Holdings, Inc., a Nevada corporation.

         InforMedix Acquisition Corp., formed on June 26, 2002, was the parent corporation of InforMedix, Inc. formed on January 27, 1997. InforMedix Acquisition Corp.'s sole material asset was its 100% ownership interest in InforMedix, Inc. InforMedix, Inc. has developed and integrated a portable, patient-interactive monitoring device, hardware, software and network communication system to enable pharmaceutical and biotechnology companies, medical researchers and physicians to efficiently monitor and manager patients' medication compliance and clinical response. The Med-eMonitor System(TM) leverages InforMedix's strong intellectual property with 15 patents issued and 10 patents pending.

         The consideration paid by the Company in acquiring InforMedix is as follows:

         (i) the issuance of 14,677,400 shares of Company common stock to the stockholders of InforMedix Acquisition Corp. in exchange for their shares of InforMedix common stock;

         (ii) the issuance of 225,000 shares of Company common stock to the three holders of currently outstanding convertible notes of InforMedix in connection with the automatic conversion of such notes exclusive of accrued interest on such notes; and

         (iii) the issuance of warrants to purchase up to a maximum of 3,020,000 shares of Company common stock to the holders of currently outstanding warrants to purchase InforMedix common stock.

         Prior to the negotiation of the merger agreement there was no relationship between Hunapu Inc. and InforMedix, or their respective affiliates, directors or officers, or any associate of any such director or officer.

         Following the merger, John Francis, the sole officer and director of the Company resigned. Pursuant to the terms of the merger agreement prior to the effective time of the merger the following persons were elected to the offices of the Company set forth opposite their respective names:

         Name                         Offices
         ----                         -------
         Bruce A. Kehr                Chief Executive Officer
         Janet Campbell               President and Chief Operating Officer
         Arthur Healey                Chief Financial Officer, Treasurer
         Robert Benson                Secretary

         Prior to the effective time the Board of Directors of the Company was elected to consist of Bruce A. Kehr, Rhonda B. Friedman, Harris Kaplan, Bert W. Wasserman and Douglas G. Watson, each to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of the Company, until the next annual meeting of stockholders of the Company or such member's death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company.

         The certificate of incorporation and by-laws of the Company, as amended, shall continue to be the certificate of incorporation of InforMedix Holdings, Inc. The merger agreement was approved by: (a) 86.3% in interest of the stockholders of Hunapu at a special meeting of stockholders held on April 18, 2003, and (b) 52.7% in interest of the stockholders of InforMedix by a written consent in lieu of a meeting of stockholders. At the special meeting of stockholders of Hunapu, the stockholders also approved an amendment to the Company's certificate of incorporation to provide for nine (9) million shares of blank check preferred stock which may be issued from time to time by the Board of Directors without further shareholder approval; and the adoption of the Hunapu, Inc. 2003 Stock Incentive Plan, a copy of which has been filed as an exhibit with the SEC. The total number of shares available for issuance under the plan is 2,500,000 shares of common stock. No options have been granted to any persons, to date, and no options or shares will be granted to any former officer or director of Hunapu.

Outstanding Securities

         Upon completion of the merger the outstanding common stock of the Company was as follows:


Shares of common stock outstanding immediately prior to the IPO.................     12,000,000
Shares of common stock sold in the IPO..........................................      2,400,000
Shares of common stock issued after the IPO.....................................        100,000
Shares held by Hunapu's chief executive officer canceled in
     connection with our acquisition of InforMedix..............................    (11,090,000)
Shares to be issued in connection with our acquisition of InforMedix............     14,902,400
Shares outstanding after merger.................................................     18,312,400(1)


------------

(1) Does not include 3,020,000 shares of common stock issuable upon exercise of currently outstanding warrants to purchase InforMedix Common Stock or 800,000 shares issuable upon exercise of warrants to purchase Hunapu common stock.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired:
         InforMedix Acquisition Corp.
         Years Ended December 31, 2002 and 2001:
                  Independent Auditors' Report...........................F-1-2
                  Consolidated Balance Sheets............................F-3
                  Consolidated Statements of Operations .................F-4
                  Consolidated Statement of Changes
                      In Stockholders' Equity/Deficit) ..................F-5-6
                  Consolidated Statements of Cash Flows..................F-7-8
                  Notes to Consolidated Financial Statements.............F-9-29

(b)      Pro Forma Financial Information
                  Introduction to Unaudited Pro Forma
                      Condensed Consolidated Financial Statements........F-30
                  Unaudited Pro Forma Condensed Consolidated
                      Balanced Sheet as of December 31, 2002.............F-31
                  Unaudited Pro Forma Condensed Consolidated
                      Statement of Operations - Year
                      Ended December 31, 2002............................F-32
                  Unaudited Pro Forma Condensed Consolidated
                      Statement of Operations - Year
                      Ended December 31, 2001............................F-33
                  Notes to Unaudited Pro Forma Condensed
                      Consolidated Financial Statements..................F-34

(c) Exhibits.

Listed below are all exhibits to this Current Report of Form 8-K

Exhibit
Number   Description
------   -----------
2.1 Merger Agreement and Plan of Reorganization, dated as of February 7, 2003, between Hunapu Inc. and InforMedix Acquisition Corp.(1)
10.1     Hunapu Inc. 2003 Stock Incentive Plan (1)

-----------------

(1) Incorporated by reference from the Company's Post-Effective Amendment No. 4 to its Registration Statement on Form SB-2 filed with the Commission on March 25, 2003.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



                          INDEPENDENT AUDITORS' REPORT



To the Directors of
InforMedix Acquisition Corp.
Rockville, MD


We have audited the accompanying consolidated balance sheets of InforMedix Acquisition Corp., a development stage company (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, with cumulative totals since the Company's inception, January 27, 1997, for the statements of operations, changes in stockholders' equity (deficit) and cash flows. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 15 to the consolidated financial statements, the Company's previously issued December 31, 2001 and 2000 financial statements have been amended to reflect certain adjustments and reclassifications brought about by a Securities and Exchange Commission letter of comment for a Registration Statement filing on February 11, 2003 and amended filing on March 25, 2003. These changes included the reduction of expenses relating to research and development cost in 1999, 2000 and 2001. The amounts reduced were $144,685 in 1999, $506,127 in 2000 and $79,968 in 2001. The net effect of these adjustments in the deficits accumulated during the development stage were in 1999 the deficits decreased from ($3,543,907) to ($3,399,222); in 2000 the deficits decreased from ($8,591,204) to ($7,940,392); and in 2001 the deficits decreased from ($10,475,844) to ($9,745,064). The other changes included the reclassification of mandatorily redeemable stock from the stockholders' equity (deficit) section of the balance sheet to the "mezzanine" section of the balance sheet between liabilities and stockholders' equity (deficit); the auditors' report was amended to present language more appropriately for development stage companies, as well as the headings and disclosures (i.e. representing all activities since the Company's inception date, and recording of all operations and cash flow activities by line item rather than in grouping totals; the statement of changes in stockholders' equity (deficit) was expanded to reflect all equity transactions of the Company, since inception; figures in the statements of cash flows were reclassified to agree to figures in the statements of cash flows and related disclosures; and language regarding the valuation of the patents was removed. The financial statements have been restated to reflect these comments.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InforMedix Acquisition Corp., as of December 31, 2002 and 2001, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, and the cumulative totals since the Company's inception, January 27, 1997 in conformity with accounting principles generally accepted in the United States of America.


BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

April 3, 2003

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001


                                            ASSETS
                                                                                                  Restated
                                                                                                   Note 15
                                                                                    2002            2001
                                                                                ------------    ------------

Current Assets:
  Cash and cash equivalents                                                     $   59,579      $    8,297
  Prepaid expenses and other current assets                                        156,918           8,526
                                                                                ----------      -----------

    Total Current Assets                                                           216,497          16,823
                                                                                ----------      -----------

  Fixed assets, net of depreciation                                                 44,787         106,042
                                                                                ----------      -----------

TOTAL ASSETS                                                                    $  261,284      $  122,865
                                                                                ==========      ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


LIABILITIES
Current Liabilities:
  Current portion of note payable                                                 $ 99,167        $ 99,167
  Note payable - other                                                             575,000               -
  Current portion of obligations under capital lease                                19,361          12,907
  Accounts payable and accrued expenses                                            238,876         458,876
                                                                                ----------      -----------

      Total Current Liabilities                                                    932,404         570,950
                                                                                ----------      -----------

Long-term Liabilities:
  Due to related parties                                                                 -         321,532
  Note payable, net of current maturities                                          123,958         198,333
  Obligations under capital lease, net of current maturities                         9,200          15,655
                                                                                ----------      -----------

      Total Long-term Liabilities                                                  133,158         535,520
                                                                                ----------      -----------

      Total Liabilities                                                          1,065,562       1,106,470
                                                                                ----------     -----------

Mandatorily redeemable stock, $.01 Par Value, 10,000 shares issued
    and outstanding at December 31, 2002 and 2001                                  100,000         100,000
                                                                                ----------     -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.0001 Par Value; 100,000,000 shares authorized
    14,667,400 shares issued and outstanding at December 31, 2002                    1,467                -
  Common stock, $.01 Par Value; 5,000,000 shares authorized
    976,989 shares issued and outstanding at December 31, 2001                           -            9,669
  Stock options and warrants outstanding                                                 -        1,472,697
  Additional paid-in capital                                                    11,104,996        7,179,093
  Deficit accumulated during the development stage                             (12,010,741)      (9,745,064)
                                                                                ----------      -----------

      Total Stockholders' Equity (Deficit)                                        (904,278)      (1,083,605)
                                                                                ----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                            $  261,284      $   122,865
                                                                                ==========      ===========


The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)


                                                                                              Restated - Note 15
                                                                                Restated       Cumulative Totals
                                                                                 Note 15       January 27, 1997
                                                                2002              2001        to December 31, 2002
                                                            ------------      ------------    --------------------

OPERATING REVENUES
  Sales                                                     $     22,759      $     44,221      $     140,445

COST OF SALES                                                        777           106,528            245,428
                                                            ------------      ------------      -------------

GROSS PROFIT (LOSS)                                               21,982           (62,307)          (104,983)
                                                            ------------      ------------      -------------

OPERATING EXPENSES
   Compensation expense                                        1,550,906         1,051,822          5,935,599
   Research and development                                      121,628           293,339          3,707,025
   General and administrative expenses                           509,685           321,224          2,000,093
   Depreciation and amortization                                  35,436            47,983             99,777
                                                            ------------      ------------      -------------
       Total Operating Expenses                                2,217,655         1,714,368         11,742,494
                                                            ------------      ------------      -------------

LOSS BEFORE OTHER INCOME (EXPENSE)                            (2,195,673)       (1,776,675)       (11,847,477)

OTHER INCOME (EXPENSE)
   Reversal of payables                                          235,536                 -            235,536
   Loss on conversion of debt to equity - related party         (249,162)                -           (249,162)
   Interest income                                                 2,108             5,197             38,151
   Interest expense                                              (58,486)          (33,194)          (187,789)
                                                            ------------      ------------      -------------
       Total Other Income (Expense)                              (70,004)          (27,997)          (163,264)
                                                            ------------      ------------      -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                  $ (2,265,677)     $ (1,804,672)     $ (12,010,741)
Provision for Income Taxes                                             -                 -                  -
                                                            ------------      ------------      -------------

NET LOSS APPLICABLE TO COMMON SHARES                        $ (2,265,677)     $ (1,804,672)     $ (12,010,741)
                                                            ============      ============      =============

NET LOSS PER BASIC AND DILUTED SHARES                       $   (0.23498)     $   (1.84718)
                                                            ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                         9,641,903           976,989
                                                            ============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD JANUARY 27, 1997 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                                                                             Deficit
                                                                                                           Accumulated
                                                                          Stock Options    Additional      During the
                                                        Common Stock       and Warrants      Paid -        Development
Description                                          Shares       Amount   Outstanding     In Capital         Stage           Total
-----------                                          ------       ------   -----------     ----------         -----           -----

Balance, January 27, 1997                                 -    $     -      $      -       $        -      $       -      $        -

Sale of common stock for cash - 1997                 10,000        100             -           58,900              -         59,000
Issuance of common stock for services - 1997        645,491      6,455             -          651,109              -        657,564
Issuance of stock options and warrants in
   exchange for compensation - 1997                       -          -       138,920                -              -        138,920

Sale of common stock for cash - 1998                 22,300        223             -          222,777              -        223,000
Issuance of common stock for services - 1998         27,492        274             -          274,649              -        274,923
Issuance of stock options and warrants in
   exchange for compensation - 1998                       -          -        74,210                -              -         74,210

Sale of common stock for cash - 1999                 33,500        335             -          324,665              -        325,000
Issuance of common stock for services - 1999        188,109      1,881             -        1,879,209              -      1,881,090
Issuance of stock options and warrants in
   exchange for compensation - 1999                       -          -       151,593                -              -        151,593
Equity provided for vendor services                       -          -             -        1,966,618              -      1,966,618
Common stock issued that was reversed by
    the Company                                    (277,400)    (2,774)            -       (2,771,226)             -     (2,774,000)
Prior period adjustment, Note 15                                                                             144,685        144,685

Net loss for the period January 27, 1997
   through December 31, 1999                              -          -             -                -     (3,543,907)    (3,543,907)
                                                   --------------------------------------------------------------------------------

Balance, January 1, 2000, as restated, Note 15      649,492      6,494       364,723        2,606,701     (3,399,222)      (421,304)

Sale of common stock for cash                        19,893        199             -          198,731              -        198,930
Issuance of common stock for services                20,204        202             -          201,838              -        202,040
Common stock issued that was restricted
Issuance of stock options and warrants in
   exchange for compensation                              -          -       310,559                -              -        310,559
Common stock issued that was restricted                   -          -             -                -                             -
Reclassification of restricted shares
   from 1997 through 2000                           277,400      2,774             -        2,771,226              -      2,774,000
Equity provided for vendor services                       -          -             -        1,399,229              -      1,399,229
Prior period adjustment, Note 15                                                                             506,127        506,127
Net loss for the year                                     -          -             -                -     (5,047,297)    (5,047,297)
                                                   --------------------------------------------------------------------------------

Balance, December 31, 2000, as restated, Note 15    966,989      9,669       675,282        7,177,725     (7,940,392)       (77,716)

Issuance of stock options and warrants in
   exchange for compensation                              -          -       797,415            1,368              -        798,783
Prior period adjustment, Note 15                                                                              79,968         79,968
Net loss for the year                                     -          -             -                -     (1,884,640)    (1,884,640)
                                                   --------------------------------------------------------------------------------

Balance, December 31, 2001, as restated, Note 15    966,989    $ 9,669    $1,472,697      $ 7,179,093    $(9,745,064)   $(1,083,605)
                                                   ================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)(CONTINUED)
      FOR THE PERIOD JANUARY 27, 1997 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                                                                             Deficit
                                                                                                           Accumulated
                                                                          Stock Options    Additional      During the
                                                      Common Stock         and Warrants      Paid -        Development
Description                                        Shares       Amount     Outstanding     In Capital         Stage          Total
-----------                                        ------       ------     -----------     ----------         -----          -----

Balance, December 31, 2001, as restated, Note 15    966,989    $ 9,669     $1,472,697     $ 7,179,093     $ (9,745,064) $(1,083,605)

Issuance of common stock for services               228,820      2,288              -         890,110                -      892,398

Issuance of common stock for conversion
   of related party payables                        191,663      1,917                        747,245                       749,162

Issuance of common stock for settlement
   of vendor payables                               147,819      1,478              -         575,161                -      576,639

Issuance of stock options and warrants
   in exchange for compensation                           -          -        176,805               -                -      176,805

Exercising of options and warrants into
   shares of common stock                           544,654      5,447     (1,649,502)      1,644,055                -            -

Share conversion into IFAC - 4.774 : 1            7,887,455     78,875              -         (78,875)               -            -

Change in par value upon merger                           -    (98,677)             -          98,677                -            -

IFAC issuance of founders stock
   in conversion of note payable                  4,700,000        470              -          49,530                -       50,000

Net loss for the year                                     -          -              -               -       (2,265,677)  (2,265,677)
                                                 ----------------------------------------------------------------------------------

Balance, December 31, 2002                       14,667,400    $ 1,467     $        -    $ 11,104,996     $(12,010,741)  $ (904,278)
                                                 ==================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                     Restated
                                                                                                      Note 15
                                                                                   Restated      Cumulative Totals
                                                                                   Note 15        January 27, 1997
                                                                     2002            2001       to December 31, 2002
                                                                     ----            ----       --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $(2,265,677)   $  (1,804,672)    $ (12,010,741)
                                                                ------------    -------------     -------------
  Adjustments to reconcile net loss to net cash
     used in operating activities

     Depreciation and amortization                                    35,436           47,983            99,777
     Issuance of stock options and warrants in exchange
        for compensation                                             176,805          797,415         1,649,502
     Common stock issues for compensation and services               892,398                -         3,909,383
     Services provided for equity                                          -                -         3,365,847
     Common stock issues for settlement of vendor
        payables                                                     576,639                -           576,639
      Reversal of payables                                          (235,536)               -          (235,536)
      Loss on conversion of debt to equity - related party           249,162                -           249,162
      Loss on disposition of fixed assets                             25,818                -           171,467

  Changes in assets and liabilities
     (Increase) in prepaid expenses and other assets                 (48,392)          (3,035)          (56,918)
     Increase (decrease) in accounts payable and
       and accrued expenses                                           15,536          347,235           474,412
                                                                ------------    -------------     -------------
     Total adjustments                                             1,687,866        1,189,598        10,203,735
                                                                ------------    -------------     -------------

     Net cash (used in) operating activities                        (577,811)        (615,074)       (1,807,006)
                                                                ------------    -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase (decrease) in amounts due to related parties             178,468          321,532           500,000
   Acquisitions of fixed assets                                            -           (2,000)         (124,761)
                                                                ------------    -------------     -------------

      Net cash provided by investing activities                      178,468          319,532           375,239
                                                                ------------    -------------     -------------

The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                         Restated
                                                                                                          Note 15
                                                                                        Restated     Cumulative Totals
                                                                                        Note 15       January 27, 1997
                                                                           2002           2001      to December 31, 2002
                                                                           ----          ----       --------------------
CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from common stock issuances                             $           -      $      1,368    $  805,930
    Proceeds from note payables - other                                    525,000                 -       525,000
    Proceeds from issuance of mandatorily redeemable common stock                -                 -       100,000
    Net proceeds from refinancing of note payable                                -            72,824       224,676
    Payments of note payable                                               (74,374)                -      (147,198)
    Payments of obligations under capital lease                                  -           (12,332)      (17,061)
                                                                     -------------      ------------    ----------

       Net cash provided by financing activities                           450,626            61,860     1,491,347
                                                                     -------------      ------------    ----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                               51,283          (233,682)       59,580

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                      8,297           241,979             -
                                                                     -------------      ------------    ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                            $      59,580      $      8,297    $   59,580
                                                                     =============      ============    ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                                 $      42,236      $     33,194
                                                                     =============      ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

   Equipment acquired for capital lease obligation                   $           -      $     17,250
                                                                     =============      ============

   Issuance of stock options                                         $     176,805      $    797,415
                                                                     =============      ============

   Common stock issues for compensation and services                 $   1,084,061      $          -
                                                                     =============      ============

   Issuance of common stock for settlement of vendor payables        $     576,639      $          -
                                                                     =============      ============

   Conversion of notes payable to common stock                       $      50,000      $          -
                                                                     =============      ============

   Conversion of related party payable to common stock               $     500,000      $          -
                                                                     =============      ============

      Prepaid expenses for a note payable                            $     100,000      $          -
                                                                     =============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION


         InforMedix Acquisition Corp. ("Acquisition Corp"), a Delaware company, incorporated on June 26, 2002, is a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. (a development stage company) (the "Company") which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. Since its inception, the Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has generated small amounts of revenue through sales of its Med-e Monitor System to academic research centers, and is in the process of raising funds to complete scalable manufacturing of its product offering to increase sales. As such, the Company is in the development stage. On August 14, 2002, the Company merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. According to the Agreement, the Company merged into IFAC in a share exchange agreement, and the Company will be the surviving company post merger, and thus become the lone wholly owned subsidiary of Acquisition Corp. The Company's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of the Company's stock. Acquisition Corp., other than the share exchange with the Company and the issuance of 4,700,000 shares of its stock to founders of the company had no operations since inception. The merger became effective on August 22, 2002. The Company is the only operational segment of Acquisition Corp.

         On February 11, 2003, the Company included its December 31, 2001 and 2000 audited financial statements, and its September 30, 2002 and 2001 reviewed financial statements in a Registration Statement on Form SB-2, Post-Effective Amendment #3 for Hunapu, Inc., File No. 333-39044.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Development Stage Company

         The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the design of its product for scalable manufacturing in preparation for expansion of sales activities.

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiary for the year ended December 31, 2002. All significant intercompany accounts and transactions have been eliminated in consolidation. The December 31, 2001 figures represent the Company only, prior to the acquisition by Acquisition Corp.

         Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

         The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Fixed Assets

         Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

         Intellectual Property Assets

         The Company owns 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that the Company's patents were cited as prior art in 154 other issued patents. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of the Company has not reflected the value of these patents on their consolidated balance sheets at December 31, 2002 and 2001, respectively.

         Internal Use Software Costs

         Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and the Company's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the year ended December 31, 2002 has been expensed as research and development since these were returned to the consulting company in 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Start-up Costs

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

         Revenue and Cast Recognition

         The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for.

         Research and Development

         Research and development costs are related primarily to the Company obtaining its 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

         Funded Development Contract

         Funded development contract fees are recognized when earned using the percentage-of-completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

         The Company accounts for the National Institutes of Health (NIH) contract under Statement of Position 98-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Income Taxes

         The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the years ended December 31, 2002 and 2001, respectively.

         Advertising

         Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $1,347 and $33,581 for the years ended December 31, 2002 and 2001, respectively.

         Reclassifications

         Certain amounts in the 2001 audited financial statements were reclassified to conform to the 2002 presentation. The reclassifications to 2001 resulted in no changes to the deficits accumulated during the development stage.

         Earnings (Loss) Per Share of Common Stock

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all options and warrants were converted. Common stock equivalents were not included in the computation of diluted earnings per share at December 31, 2002 and 2001 when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Earnings (Loss) Per Share of Common Stock (Continued)

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                                       Restated
                                                                        Note 15
                                                       December 31,   December 31,
                                                          2002           2001
                                                          ----           ----

         Net Loss                                     ($2,265,677)   ($1,804,672)
                                                       ----------    -----------

         Weighted-average common shares
           outstanding (Basic)                          9,641,903        976,989

         Weighted-average common stock equivalents:
               Stock options                                    -              -
               Warrants                                         -              -
                                                        ---------    -----------

         Weighted-average common shares
             outstanding (Diluted)                      9,641,903        976,989
                                                        =========    ===========

         Fair Value of Financial Instruments

         The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

         Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recent Accounting Pronouncements (Continued)

         For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the results of operations, financial position and cash flows.

         On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but cites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the consolidated financial statements.

         On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Recent Accounting Pronouncements (Continued)

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the consolidated financial statements. This statement does not affect the consolidated financial statements.

         Stock-Based Compensation

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Stock-Based Compensation (Continued)

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

NOTE 3-  FIXED ASSETS

         Fixed assets consist of the following at December 31, 2002 and 2001:

                                                  2002          2001
                                                  ----          ----

         Office and manufacturing equipment     $ 33,398     $  33,398
         Computer equipment                       39,728        91,363
         Equipment under capital leases           45,622        45,622
                                                  ------        ------
                                                 118,748       170,383
         Less:  accumulated depreciation          73,961        64,341
                                                --------     ---------
         Net book value                         $ 44,787     $ 106,042
                                                ========     =========

         Depreciation expense for the years ended December 31, 2002 and 2001 was $35,436 and $47,983, respectively. Included in that amount is $12,907 and $11,182, of amortization expense of equipment under capital leases for the years ended December 31, 2002 and 2001, respectively. In January 2002, the Company pursuant to a settlement agreement with one of its vendors returned $51,635 of computer equipment that had $25,818 in accumulated depreciation.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 4-  NOTE PAYABLE - BANK

         The Company entered into a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. The Company did commence payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and the Company was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby the Company was provided an extension through June 30, 2002 on their payments. Interest payments due were paid currently. The Company commenced repayment of the principal balance on the loan on August 2, 2002. The unpaid balance on the note payable at December 31, 2002 was $226,904. Of this amount $99,167 is reflected as current maturities at December 31, 2002. Additionally, the balance is due on November 30, 2004, the date the note was extended to. The balance that was due on December 31, 2001 was $297,500.

         The note is collateralized by certain officers and founders of the Company personally. For signing personally on the note, the officers were given stock.

         Interest expense pertaining to this note was $17,914 and $20,052 for the years ended December 31, 2002 and 2001, respectively.

NOTE 5-  NOTES PAYABLE - OTHER

         The Company in August 2002, entered into a Promissory Note with its CEO in the amount of $25,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $1,250 for the year ended December 31, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

         The Company in August 2002, entered into a Promissory Note with its Investment Banker, Rockwell, in the amount of $50,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Additionally, Rockwell, on the Company's behalf, funded $100,000 to an investor relations firm as a prepayment for investor relation services. Interest expense on this note was $4,000 for the year ended December 31, 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 5-  NOTES PAYABLE - OTHER (CONTINUED)

         On August 14, 2002, the $50,000 note was converted upon the issuance of 4,700,000 shares of Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock.

         The Company in August 2002, entered into a Promissory Note with American United Global, Inc. ("AUGI") in the amount of $100,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $4,000 for the year ended December 31, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

         Upon the issuances of the promissory notes with Rockwell, the Company entered into an Intellectual Property Security Agreement as collateral for the amounts advanced. The other promissory note holders, the CEO and AUGI share in the same rights as Rockwell under that agreement.

         On November 5, 2002, the Company entered into a Security and Loan Agreement with Private Equity Investors, LLC ("PIE") in the amount of $350,000. The purpose of these transaction is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line. This amount bears interest at a rate of 12% annually. Interest expense on this loan was $7,000 for the year ended December 31, 2002.

NOTE 6-  RELATED PARTY TRANSACTIONS

         During 2002 and 2001, the Company received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company mostly comprised of officers and board of director members of the Company. During 2002 and 2001, the Company was advanced $500,000 (including $15,000 of interest) of which $321,532 was advanced as of December 31, 2001. The amount accrued interest at a rate of 12% per year, and was converted into 191,663 shares of common stock in September 2002 to each individual member of IM Funding. The value of the shares issued to convert this payable into equity was $3.90 per share, the fair value of the stock at the time of conversion. This transaction resulted in a loss of $249,162, which is reflected in the consolidated statements of operations for the year ended December 31, 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 7-  OBLIGATIONS UNDER CAPITAL LEASE

         The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006.

         Minimum lease payments under capital leases at December 31, 2002, are as follows:

                  2003                          $   25,921
                  2004                               5,095
                  2005                               5,095
                  2006                               3,396
                                                ----------

                                                   39,507

         Less: amounts representing interest      (10,946)
         Less: current portion                    (19,361)
                                                ---------

                  Long-term portion             $   9,200
                                                =========

NOTE 8-  OPERATING LEASE

         During 2000, the Company entered into a lease for office space commencing February 1, 2000 through January 31, 2002 including escalation of payments. Since January 31, 2002, the Company is on a month-to-month rent at its offices. On lease inception, the Company issued 1,000 shares of common stock to the lessor that has been valued at the fair market value of $10 per share resulting in a charge to operations of $10,000. Effective March 2003, the landlord sold the building the Company is located in and, at that time, the Company signed a one year lease agreement for $2,294 per month.

NOTE 9-  PROVISION FOR INCOME TAXES

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 9-  PROVISION FOR INCOME TAXES (CONTINUED)

         At December 31, 2002 and 2001, deferred tax assets consist of the following:

                                                           Restated -
                                                            Note 15
                                                2002         2001
                                                ----        ------
         Net operating loss carryforwards    $ 4,804,296  $ 3,898,026
         Less:  valuation allowance           (4,804,296)  (3,898,026)
                                             -----------  -----------
                                             $   -0-      $   -0-
                                             ===========  ===========

         At December 31, 2002 and 2001, the Company had federal net operating loss carryforwards in the approximate amounts of $12,010,741 and $9,745,064, respectively available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10- STOCKHOLDERS' (DEFICIT)

         Common Stock

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

         At January 1, 2000, the Company had issued 936,892 shares of common stock. These shares were issued via stock sales to insiders with a value ranging from a low of $2.87 to a high of $10 per share, or were the result of issuances by the Company of stock for services or compensation. The fair value of $10 per share is reflected in the consolidated financial statements as a charge to income in the respective period the shares were issued. Some of the vendor contracts back in 1999 and 2000 were based on 80% cash and 20% stock for services provided to the Company. The Company engaged in two private placements of securities at $10 per share to accredited investors up to and including a period ending in August 2000. During the year 2000, the Company issued 40,097 shares of common stock valued at $10 per share via stock sales to insiders and from services to vendors.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Common Stock (Continued)


         The Company has been extremely successful in reducing the amount of its vendor payables using the Company's common stock as an incentive. As a result of the merger between the Company and IFAC, the number of authorized shares of Acquisition Corp. was originated at 100,000,000 at a par value of $.0001. The number of the Company's shares issued and outstanding pre-merger amounted to 2,089,946, and post-merger amounted to 9,977,400 shares of common stock. That figure combined with the other Acquisition Corp. issuances of common stock of 4,700,000 shares brings the total issued and authorized shares at December 31, 2002 to 14,677,400.

         Stock Option Plan and Warrants

         During 1997, the Company adopted the Informedix Omnibus Stock Plan (the "Plan") under which 525,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants upon exercise of stock options. The Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted shares, and phantom stock. The board of directors determines the period over which options become exercisable, generally but not always exercisable upon grant. Certain option agreements contain provisions for accelerated vesting, based on performance or change in control of the Company. Immature exchange, immaculate exercise, and employee loans are allowed for exercise of employee options. The term of the options is generally 10 years, the maximum term allowed under the plan is 10 years.

         The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. During the years ended December 31, 2002 and 2001, the Company issued 33,055 and 72,665, respectively of options to employees and non-employees to purchase common stock of the Company. Since inception through December 31, 2002, the Company has issued 480,276 options.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Stock Option Plan and Warrants (Continued)

         The Company has valued these options at the respective strike prices of each of the options, which has been determined to be the fair value of those options, and has expensed them in the period that the options were granted rather than expense them when the options are exercised or expired. During the years ended December 31, 2002 and 2001, and since inception, the Company has expensed $176,805, $218,915, and $1,071,002, respectively. All 480,276 options were converted into shares of the Company's stock prior to the merger with IFAC. At December 31, 2002, there were no options issued and outstanding.

         In addition, the Company issued 57,850 warrants in 2001, each valued at $10 per warrant. A charge of $578,500 for those warrants were expensed to compensation in 2001. All warrants of the Company also were converted into shares of the Company's common stock at August 7, 2002.

         The following tables summarizes the activity of the Company's stock option plan:

                                                          Year Ended
                                                      December 31, 2002
                                                  -------------------------
                                                                Weighted-
                                                                 average
                                                  Number of      exercise
                                                   Options        price
                                                  -----------  ------------

       Outstanding - beginning of period          $  447,221   $      1.33
       Granted below fair value                       17,083             1
       Granted at fair value                          15,972            10
       Converted                                    (480,276)        (1.61)
       Cancelled                                           -             -
                                                  -----------  -----------
       Outstanding - end of period                $         0  $         0
                                                  ===========

       Exercisable at end of period:                        0

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Stock Option Plan and Warrants (Continued)

                                                          Year Ended
                                                      December 31, 2001
                                                 --------------------------
                                                                  Weighted-
                                                                  average
                                                  Number of       exercise
                                                   Options         price
                                                 ------------  -----------

         Outstanding - beginning of period       $   374,556        1.81
         Granted below fair value                     56,415           1
         Granted at fair value                        16,250          10
         Converted                                         -           -
         Cancelled                                         -           -
                                                 -----------  ----------

         Outstanding - end of period             $   447,221   $    1.33
                                                 ===========
         Exercisable at end of period:               447,221


         For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the American Black-Scholes option-pricing model, which approximates fair value, with the following weighted-average assumptions used for stock options granted in 2002, and 2001; no annual dividends, volatility of 100%, risk-free interest rate of 6.16% (2002 and 2001) and 5.15%, respectively, and expected life of 10 years.

         Under the above model, the total value of the stock options granted in 2002 and 2001 is charged immediately to operations as options are fully vested upon grant. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

         In October 2002, the Company established a new Omnibus Stock Option Plan. Under this plan, the Company may grant options to employees and non-employees if the requirements for granting options is approved by the board of directors. No options are granted under this plan as of the date of this report.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Mandatorily Redeemable Common Stock

         On August 20, 1999 a Stock Purchase Agreement with Advantor was signed providing for the issuance of 30,000 shares of common stock to Advantor for cash and services. On August 23, 1999, in accordance with the agreement Advantor purchased 10,000 shares of common stock at fair value for cash of $100,000. The remaining 20,000 shares were to be issued in blocks of 4,000 shares for every 100 inventory units produced by Advantor. In the event that the Company is not publicly traded by December 31, 2004, the Company is obligated upon written notice of Advantor, to repurchase any stock issued of the 30,000 shares at the highest price the Company has sold any of its stock within 12 months of Advantor's notice to repurchase. Through August 7, 2002, 86 units had been completed and no additional shares had been granted. To recognize the 86 units produced, the fair value of $34,400 has been credited to accounts payable with the offsetting entry to cost of sales.

         Common stock issued for cash, services, and other type arrangements

         The Company has issued 1,120 shares of common stock to a director for compensation during the year ended December 31, 2002, and 567,182 of additional shares for various consulting services and settlements of vendor payables during the year ended December 31, 2002. For the year ended December 31, 2001, the Company issued no shares of common stock.

NOTE 11- COMMITMENTS AND CONTINGENCIES

         Employment Agreement

         The Company has entered into employment agreements with key members of management and some officers. Most of these employment agreements are for a period of three years. Compensation earned on these employees have been properly reflected in compensation expense for the years ended December 31, 2002 and 2001, respectively. Historically, the Company has been unable to pay management compensation in the form of cash, and has issued stock in lieu of cash for the services rendered.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 11- COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Consulting Agreements

         The Company has entered into consulting agreements with various vendors in the past few years. These vendors were significant in the first few years that the Company was in the process of the development of the hardware, firmware and software to be used for their Med-e Monitors. Vendors under these agreements were paid 80% cash and 20% in the form of common stock of the Company. As of December 31, 2002 and 2001, respectively, there were no such agreements outstanding.

         Litigation

         The Company in 2001 was the defendant in a lawsuit with one of its vendors who helped develop the computer software for the Company's product. The Company countersued and was able to settle this lawsuit in January 2002. As a result of the settlement, the Company for 2002, restated and amended their previously issued financial statements to reduce the research and development costs for the years 1999, 2000 and 2001 for the $730,780 in accounts payable for these costs for these years. This restatement was due to the correction of an error resulting from the recording of liabilities and expenses for overages and unauthorized work by a vendor. The settlement provided for the Company to settle the vendor payable through paying a $50,000 balance or issuing to the vendor $100,000 worth of Company stock. The Company chose to settle via issuing the vendor $100,000 worth of common stock.

         Pending Merger

         On November 22, 2002, the Company executed a term sheet with a 419 public shell company, which would bring about a share exchange agreement with this company. Under the terms of the agreement, the Company would be merged into the public shell in a reverse merger. The Company anticipates the merger to take place in the Company's second quarter 2003, pending SEC approval of the merger.

NOTE 12- GOING CONCERN

         As shown in the accompanying consolidated financial statements, as is typical of companies going through early-stage development of intellectual property, and products and services, the Company incurred substantial net losses for the years ended December 31, 2002 and 2001. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about the Company's ability to continue as a going concern.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 12- GOING CONCERN (CONTINUED)

         Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. The Company has retained an Investment Bank, Rockwell Capital Partners ("Rockwell"), to assist the Company in raising capital. Rockwell has begun to provide bridge financing to the Company, following the merger of the Company into an acquisition company formed by Rockwell. The Company and Rockwell plan to merge the acquisition company into either an operating public company or a public shell company.

         The Company has had an infusion of convertible debt with warrants from a private placement equity investment company into the merged company in the amount of $350,000. This occurred in November 2002. The purpose of these transactions is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line.

         The Company has entered into a letter of intent to merge into a public shell company. This merger will enable the Company to secure equity through a private placement and enable the Company to continue the production process relating to their Med-e Monitors throughout the country. Management has also stepped up the research and development efforts relating to the clinical drug trial and disease management needs for this product and believes that revenues may be generated by next year.

         The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 13- PATENTS

         The Company has been successful in securing and has been issued 15 U.S. and Foreign patents pertaining to the design and development of its Med-e Monitors. The Company believes, as a result of an independent valuation of its patents, that it owns the "pioneer" patent portfolio in medication compliance and patient monitoring, as its patents have been cited as prior art in 154 issued patents. In addition, there are 10 (after consolidation of 8 US provisional applications into 1 US application) U.S. and Foreign patents currently pending. The cost in obtaining these patents has been expensed as a research and development expense by the Company in the year that the costs pertained to in accordance with SOP 98-1.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 14- SUBSEQUENT EVENTS

         In February 2003, the Company borrowed $65,000 in the aggregate from several board members and a principal of its investment banking firm. Interest on each note will accrue at the rate of 12% annually. These notes mature on July 31, 2003.

         The Company in the first quarter of 2003 received delivery of its first 250 Med-e Monitor devices. Additionally, three health care companies have accepted delivery of these devices on a test basis to be used in disease management/clinical trial programs.

NOTE 15- CORRECTION OF PRIOR ISSUED FINANCIAL STATEMENTS

         The Company's previously issued December 31, 2001 and 2000 financial statements and the related August 30, 2002 independent auditors' report have been amended to reflect certain adjustments and reclassifications brought about by a Securities and Exchange Commission letter of comment for a Registration Statement filing on February 11, 2003 and amended filing on March 25, 2003. These changes included the reduction of expenses relating to research and development cost in 1999, 2000 and 2001. The amounts reduced were $144,685 in 1999, $506,127 in 2000 and
         $79,968 in 2001. The net effect of these adjustments in the deficits accumulated during the development stage were in 1999 the deficits decreased from ($3,543,907) to ($3,399,222); in 2000 the deficits decreased from ($8,591,204) to ($7,940,392); and in 2001 the deficits decreased from ($10,475,844) to ($9,745,064). The other changes included the reclassification of mandatorily redeemable stock from the stockholders' equity (deficit) section of the balance sheet to the "mezzanine" section of the balance sheet between liabilities and stockholders' equity (deficit); the auditors' report as amended to present language more appropriately for development stage companies, as well as the headings and disclosures (i.e. representing all activities since the

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 15- CORRECTION OF PRIOR ISSUED FINANCIAL STATEMENTS (CONTINUED)

         Company's inception date, and recording of all operations and cash flow activities by line item rather than in grouping totals; the statement of changes in stockholders' equity (deficit) was expanded to reflect all equity transactions of the Company, since inception; figures in the statements of cash flows were reclassified to agree to figures in the statements of cash flows and related disclosures; and language regarding the valuation of the patents was removed. The financial statements have been restated to reflect these comments.

                    InforMedix Holdings, Inc. and Subsidiary
                  Introduction to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements

         On February 7, 2003, Hunapu Inc. ("Hunapu") entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp., a Delaware corporation ("InforMedix"). Under the merger agreement, InforMedix was to merge with and into the Company, subject to specified conditions and terms set forth in the agreement. The merger was completed on May 8, 2003. Hunapu was the surviving corporation in the merger and changed its name to InforMedix Holdings, Inc., a Nevada corporation. InforMedix Acquisition Corp.'s sole material asset was its 100% ownership interest in InforMedix, Inc. The consideration paid by Hunapu in acquiring InforMedix was as follows:

         (i) the issuance of 14,677,400 shares of Hunapu common stock to the stockholders of InforMedix Acquisition Corp. in exchange for their shares of InforMedix common stock;

         (ii) the issuance of 225,000 shares of Hunapu common stock to the three holders of currently outstanding convertible notes of InforMedix in connection with the automatic conversion of such notes exclusive of accrued interest on such notes; and

         (iii) the issuance of warrants to purchase up to a maximum of 3,020,000 shares of Hunapu common stock to the holders of currently outstanding warrants to purchase InforMedix common stock.


The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Hunapu and InforMedix at December 31, 2002, as if the merger had been consummated.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2002 and 2001 reflect the combined results of Hunapu and InforMedix as if the proposed combination of the two companies had occurred at the beginning of 2001.

For accounting purposes, the exchange has been accounted for as a reverse acquisition, under the purchase method of accounting, since the former shareholders of InforMedix own a majority of the outstanding common stock of the surviving corporation after the acquisition (approximately 81%). Accordingly, the combination of InforMedix with Hunapu has been recorded as a recapitalization of InforMedix, pursuant to which InforMedix has been treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of InforMedix.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                    InforMedix Holdings, Inc. and Subsidiary
         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                                December 31, 2002

                                                   Hunapu    InforMedix Acq
                                                    Inc.        Corp. Inc.      Note  Adjustments     Pro Forma
                                               -------------  -------------     ----  -----------   -------------
                  ASSETS
                  ------
CURRENT ASSETS:
   Cash.....................................   $      2,182   $     59,579      (a)         18,000   $      79,761
   Cash held in escrow......................         18,000              0      (a)        (18,000)              0
   Prepaid expenses.........................              0        156,918                       0         156,918
                                               ------------   ------------            ------------   -------------
     TOTAL CURRENT ASSETS...................         20,182        216,497                       0         236,679
FIXED ASSETS - at
   cost, net................................              0         44,787                       0          44,787

                                               $     20,182   $    261,284            $          0   $     281,466
                                               ============   ============            ============   =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current portion of note payable - bank.     $          0   $     99,167            $          0   $      99,167
   Note payable - other ..................                0        575,000                       0         575,000
   Current portion of obligations under
   capital lease..........................                0         19,361                       0          19,361
   Loans payable - shareholder and other..           24,500              0                       0          24,500
   Accounts payable and accrued expenses             27,031        238,876                       0         265,907
                                               ------------   ------------            ------------   -------------

     TOTAL CURRENT LIABILITIES............           51,531        932,404                       0         983,935
                                               ------------  -------------            ------------   -------------
NOTE PAYABLE - BANK, net of current
   portion................................                0        123,958                       0         123,958
OBLIGATIONS UNDER CAPITAL LEASE,
   Net of current portion.................                0          9,200                       0           9,200
                                               -------------  ------------            ------------   -------------
     TOTAL LIABILITIES....................           51,531      1,065,562                       0       1,117,093
                                               -------------  ------------            ------------   -------------

Mandatorily redeemable stock, $.01 Par Value,
       10,000 shares issued and outstanding               0         100,000                     0          100,000

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, $.001 par value;
     8,000,000 shares authorized, none
     issued.................................              0              0                       0               0
   Common stock, $.001 and $.0001 par value  -
     40,000,000 and 100,000,000 shares authorized,
     14,500,000, 14,677,400, and 18,312,400
     shares issued and outstanding..........         14,500          1,467      (c)         (1,467)
                                                                                (d)        (11,090)
                                                                                (e)         14,902          18,312
   Additional paid-in-capital                         2,900     11,104,996      (b)        (48,749)
                                                                                (c)          1,467
                                                                                (d)         11,090
                                                                                (e)        (14,902)      11,056,802
   Accumulated deficit                              (48,749)  (12,010,741)      (b)         48,749     (12,010,741)
                                               ------------  ------------            -------------   -------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)......          (31,349)     (904,278)                       0        (935,627)
                                               ------------  ------------            -------------   -------------
                                               $     20,182  $    261,284            $           0   $     281,466
                                               ============  ============            =============   =============

                  See notes to pro forma financial statements.

                    InforMedix Holdings, Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2002


                                                 Hunapu       InforMedix Acq
                                                  Inc.          Corp. Inc.         Adjustments       Pro Forma
                                            ---------------  ---------------      --------------   ---------------

Sales...................................    $             0   $       22,759      $            0   $        22,759
Cost of sales...........................                  0              777                   0               777
                                            ---------------   --------------      --------------   ---------------
Gross profit (loss) ....................                  0           21,982                   0            21,982

Operating expenses:
   Compensation expense.................                  0        1,550,906                   0         1,550,906
   Research and development.............                  0          121,628                   0           121,628
   General and administrative expenses..             48,749          509,685                   0           558,434
   Depreciation and amortization........                  0           35,436                   0            35,436
                                            ---------------   --------------      ---------------  ---------------
     Total operating expenses...........             48,749        2,217,655                   0         2,266,404
                                            ---------------   --------------      ---------------  ---------------
(Loss) from operations..................            (48,749)      (2,195,673)                  0        (2,244,422)

Other income (expense)..................                  0          (70,004)                  0           (70,004)
                                            ---------------   --------------      --------------   ---------------
 Income (loss) before provision for
   income taxes.........................            (48,749)     (2,265,677)                   0       (2,314,426)

Provision for income taxes..............                  0                0  (f)              0                 0
                                            ---------------   --------------      --------------   ---------------
Net (loss)...............................   $       (48,749)  $   (2,265,677)     $            0   $    (2,314,426)
                                            ===============   ==============      ==============   ===============

Net loss per share - basic and diluted..    $             0                                        $         (0.13)
                                            ===============                                        ===============

Weighted average shares outstanding.....         14,150,000                            3,812,400        17,962,400
                                            ===============                       ==============   ===============


                  See notes to pro forma financial statements.

                    InforMedix Holdings, Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2001



                                                 Hunapu       InforMedix Acq
                                                  Inc.          Corp. Inc.         Adjustments       Pro Forma
                                            ---------------  ---------------      --------------   ---------------

Sales...................................    $             0   $       44,221      $            0   $        44,221
Cost of sales...........................                  0          106,528                   0           106,528
                                            ---------------   --------------      --------------   ---------------
Gross profit (loss).....................                  0         (62,307)                   0           (62,307)
                                            ---------------   --------------      --------------   ---------------

Operating expenses:
   Compensation expense.................                  0        1,051,822                   0         1,051,822
   Research and development.............                  0          293,339                   0           293,339
   General and administrative expenses..              9,970          321,224                   0           331,194
   Depreciation and amortization........                  0           47,983                   0            47,983
                                            ---------------   --------------      --------------   ---------------
     Total operating expenses...........              9,970        1,714,368                   0         1,724,338
                                            ---------------   --------------      --------------   ---------------
(Loss) from operations..................             (9,970)      (1,776,675)                  0        (1,786,645)

Other income (expenses).................                  0          (27,997)                  0           (27,997)
                                            ---------------   --------------      --------------   ---------------
(Loss) before provision for
   income taxes.........................             (9,970)      (1,804,672)                  0        (1,814,642)

Provision for income taxes..............                  0                0                   0                 0
                                            ---------------   --------------      --------------   ---------------
Net (loss)..............................    $        (9,970)  $   (1,804,672)      $           0   $    (1,814,642)
                                            ===============   ==============      ==============   ===============

Net loss per share - basic and diluted..    $          0.00                                        $        (0.11)
                                            ===============                                        ===============

Weighted average shares outstanding.....         12,000,000                            3,812,400        15,812,400
                                            ===============                       ==============   ===============


                  See notes to pro forma financial statements.

                    InforMedix Holdings, Inc. and Subsidiary
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at December 31, 2002 and the unaudited pro forma condensed consolidated statements for the years ended December 31, 2002 and 2001, to reflect the combination of Hunapu Inc. and InforMedix Acquisition Corp., Inc.

(a) To record the release of cash held in escrow as a result of completing the reverse acquisition.

(b) To record the recapitalization of Hunapu's accumulated deficit to additional paid-in capital.

(c) To record the recapitalization of InforMedix's common stock to additional paid-in capital.

(d) To record the contribution and cancellation of 11,090,000 shares of common stock owned by the chief executive officer of Hunapu in connection with the reverse acquisition.

(e) To record the issuance of 14,902,400 shares of common stock in the reverse acquisition.

(f) There is no income tax provision for 2002 due to the carryover of the net operating losses generated in 2001.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                                           Year Ended           Year Ended
                                                                        December 31, 2002    December 31, 2001
                                                                       ------------------    -----------------

     Hunapu Inc. weighted average shares outstanding..............          14,150,000           12,000,000
     Hunapu Inc. weighted average shares outstanding as adjusted
       for the reverse acquisition................................          14,902,400           14,902,400
     Hunapu Inc. weighted average shares outstanding as adjusted
       for cancellation...........................................         (11,090,000)         (11,090,000)
                                                                        --------------       --------------
                                                                            17,962,400           15,812,400
                                                                        ==============       ==============

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 14, 2003                    INFORMEDIX HOLDINGS, INC.


                                       By: /s/ Bruce A. Kehr
                                           -----------------------------------
                                           Dr. Bruce A. Kehr
                                           Chairman and Chief Executive Officer